                                                       Exhibit 3(a)

                                                 ARTICLES OF INCORPORATION
                                                            OF
                                                   BNA BANCSHARES, INC.

         I, the  undersigned  natural  person of the age of  twenty-one  (21) years or more,  acting as  incorporator  of a corporation  under the  Mississippi  Business  Corporation  Act,  adopt the following  Articles of  Incorporation  for such corporation:

         FIRST:  The name of the for-profit corporation is BNA BANCSHARES, INC.

         SECOND:  The period of its duration is perpetual.

         THIRD:  The specific purpose or purposes for which the Corporation is organized, stated in general terms, are:

                  Primarily,  to purchase,  own and hold the stock of other  corporations,  and to do every act and thing covered  generally by the denomination  "holding  corporation" or "holding  company," and especially to direct the  operations  of other  corporations  through the  ownership of stock  therein;  to purchase, subscribe for,  acquire,  own, hold,  sell,  exchange,  assign,  transfer,  create security  interests in, pledge or otherwise dispose of shares of the capital stock, or any bonds,  notes,  securities or evidences of  indebtednesses  created by any other  corporation  or  corporations  organized  under the laws of this state or any other state or  district or country,  nation or  government  and also bonds or  evidences  of indebtedness  of the  United  States or of any  state,  district,  territory,  dependency,  or  country or subdivision or municipality  thereof;  to issue in exchange  therefor shares of the capital stock,  bonds, notes or other  obligations  of the  Corporation  and while the owner  thereof to exercise all the rights, powers  and  privileges  of  ownership  including  the right to vote on any  shares of stock so owned;  to promote,  lend money to and guarantee the dividends,  stocks,  bonds,  notes,  evidences of  indebtedness, contracts,  or  other  obligations  of,  and  otherwise  aid in any  manner  which  shall be  lawful,  any corporation  or  association of which any bonds,  stocks or other  securities or evidence of  indebtedness shall be held by or for this  Corporation,  or in which,  or in the  welfare  of which,  this  Corporation shall  have  any  interest,  and to do any acts and  things  permitted  by law and  designed  to  protect, preserve,  improve or enhance the value of any such bonds,  stocks or other  securities  or  evidences  of indebtedness or the property of this Corporation.

                  To do any and all  things and  exercise  any and all  powers,  rights  and  privileges  which the
         Corporation may now or hereafter be authorized to do under the Mississippi  Business  Corporation  Act, or under any act amendatory thereof, supplemental thereto, or substituted therefor.

         FOURTH: The Capital Stock of the Corporation shall be Nine Million Dollars  ($9,000,000)  divided into One Million
Eight Hundred  Thousand  (1,800,000)  shares of the par value of Five Dollars  ($5.00) each,  but said capital stock may be increased or decreased from time to time,  according to the provisions of the laws of the State of Mississippi.  The shares may be issued by the  Corporation  from time to time as approved  by its board of  directors  without  the  approval of its stockholders except as otherwise provided in this Article.

         FIFTH:  Provisions  granting to shareholders the preemptive rights to acquire additional or treasury shares of the
Corporation are:

                  None of the  shares of  capital  stock  shall have any  preemptive  rights to  acquire  any other shares issued to increase the capital stock.

         The  Corporation  at any time and from time to time may,  through its Board of  Directors,  authorize  and issue debt obligations whether or not subordinated, without the approval of the shareholders.

         SIXTH:  The street  address of its initial  registered  office is 133 E. Bankhead  St., New Albany,  Union County,
Mississippi 38652, and the name of its initial registered agent at such address is James R. Collins.

         SEVENTH:  The number of directors  constituting the initial Board of Directors of the Corporation is seven (7) and the names of the  persons who are to serve as  directors  until the first  annual  meeting of  shareholders  or until their successors are elected and shall qualify are:

            Thomas F. Barkley               James R. Collins                  Samuel J. Creekmore, III
            James B. Mattox, Jr.            Joe C. Parks, Jr.                 William O. Rutledge, III
            Vance Witt

         The Board of Directors,  other than the initial  Board of Directors as set forth above,  shall consist of a number of stockholders,  not less than five (5) nor more than  twenty-five  (25), the exact number to be fixed and determined from time to time by resolution of a majority of the shareholders  present at any annual or special meeting  thereof.  Directors shall serve one-year terms and shall be elected at the annual meeting of  shareholders.  Shareholders  shall have the right to cumulate their votes for directors as provided in Miss Code Ann.ss.79-4-7.28.

         EIGHTH:  (1) A director  shall not be liable to the  Corporation  or its  shareholders  for money  damages for any action taken, or any failure to take any action,  as a director,  except liability for: (i) the amount of financial benefit received by a director to which he is not  entitled;  (ii) an  intentional  infliction  of harm on the  Corporation  or its shareholders;  (iii) a violation of Section  79-4-8.33 of  Mississippi  Code of 1972,  as amended;  or (iv) an  intentional violation of criminal law.

         (2) The Corporation  shall indemnify and hold harmless any person (or the heirs,  executors and  administrators of any  person)  who was or is a party to, or is  threatened  to be made a party to,  any  threatened,  pending  or  completed action,  suit  or  proceeding,  whether  or  not by or in the  right  of the  Corporation,  and  whether  civil,  criminal, administrative,  investigative or otherwise,  formal or informal (a  "Proceeding"),  by reason of the fact that such person is or was a director,  officer,  employee or agent of the Corporation or any of its  subsidiaries,  or is or was serving at the request of the Corporation or any of its subsidiaries as a director,  officer,  partner,  fiduciary,  trustee, employee or agent of another corporation,  partnership,  joint venture,  trust,  employee benefit plan or other enterprise,  against any obligation to pay a judgment,  settlement,  penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable  expenses  (including  legal fees) incurred with respect to the Proceeding:  (A) to the fullest extent  permitted by the Mississippi  Business  Corporation Act in effect from time to time (the "Act") and (B) despite the fact that such  person has  failed to meet the  standard  of conduct  set forth in the Act,  or would be  disqualified  for indemnification  under the Act because he was adjudged  liable to the  Corporation in connection with a Proceeding by or in the right of the  Corporation  or was  otherwise  adjudged  liable on the basis  that he  improperly  received  a  personal benefit,  or for any other reason,  if a  determination  is made by (i) the board of directors by majority vote of a quorum consisting  of  directors  not at the time parties to the  Proceeding,  (ii) if a quorum  cannot be obtained  under (i), by majority vote of a committee  duly  designated by the board of directors  (in which  designation  directors who are parties may  participate),  consisting of two or more directors not at the time parties to the  Proceeding,  (iii) by special legal counsel (a) selected by the board of directors or its  committee in the manner  prescribed  in (i) or (ii) of (B) or (b) if a quorum of the board of directors  cannot be obtained under (i) of (B) and a committee  cannot be designated under (ii) of
(B),  selected  by  majority  vote of the full  board of  directors  (in which  selection  directors  who are  parties  may participate),  (iv) by the  shareholders  (but shares owned by or voted under the control of directors  who are at the time parties to the  Proceeding  may not be voted on the  determination)  or (v) by a court,  that the acts or  omissions of the director,  officer,  employee or agent did not constitute  gross  negligence or willful  misconduct.  The Corporation  upon request  shall pay or  reimburse  such  person  for his  reasonable  expenses  (including  legal  fees) in advance of final disposition  of the  Proceeding  as long as (1) such person  furnishes  the  Corporation  a written  undertaking,  executed personally  or on his  behalf,  to  repay  the  advance  if it is  ultimately  determined  by a  judgment  or  other  final adjudication  that his acts or omissions did constitute gross negligence or willful  misconduct,  which undertaking must be an unlimited general obligation of such person,  and which shall be accepted by the Corporation  without reference to final ability to make repayment or to collateral and (2) a determination  is made by any of the persons  described in (i) through
(iv) of the  preceding  sentence  that  the  facts  then  known  to those  making  the  determination  would  not  preclude indemnification  under this article EIGHTH.  Such request need not be accompanied by the affirmation  otherwise required by the Act.

         (3) Neither the amendment nor repeal of this article EIGHTH,  nor the adoption or amendment of any other provision of the  Corporation's  By-Laws or the Articles of Incorporation  inconsistent  with this article EIGHTH,  shall apply to or affect in any respect the  applicability  of the preceding two  paragraphs  with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

         (4) The foregoing right of indemnification  or reimbursement  shall not be exclusive of other rights to which such persons may be entitled as a matter of law.

         (5) The Board of  Directors or  shareholders  of the  Corporation  may adopt a policy for the  indemnification  of directors,  officers,  employees and agents of the  Corporation,  as they from time to time see necessary or prudent in the best interest of the Corporation.

         (6) The Corporation  may, upon the affirmative  vote of a majority of its Board of Directors,  purchase  insurance for the purpose of indemnifying its directors,  officers,  and other employees to the extent that such  indemnification  is allowed in the preceding  paragraphs.  Such insurance may, but need not be for the benefit of all directors,  officers,  or employees.

         (7) If any provision of this article EIGHTH is contrary to,  prohibited by, or deemed invalid under the applicable laws or  regulations  of any  jurisdiction  in which it is  sought to be  enforced,  then  such  provision  shall be deemed inapplicable but shall not invalidate the remaining provisions of this article EIGHTH.

         NINTH:  In the event that it is  proposed  that this  Corporation  enter into a plan of merger,  consolidation  or exchange  with any other  corporation  or that this  Corporation  sell,  lease,  transfer  or  otherwise  dispose of all or substantially  all of its assets or business to such other  corporation,  the affirmative vote of the holders of at least a seventy-five  percent (75%)  majority of the  outstanding  shares of common stock shall be required for the approval of any such proposal.

         TENTH:  These Articles may be amended at any regular or special  meeting of the  shareholders  by the  affirmative vote of the  holders  of a majority  of the  outstanding  stock of this  Corporation,  unless the vote of the  holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

         ELEVENTH:  The name and office street address of the incorporator is:

         NAME                                        ADDRESS
         ----                                        -------
         Craig N. Landrum                            633 North State Street
                                                     Jackson, Mississippi 39202

DATED: December 28, 2004.

                                                     /s/ Craig N. Landrum
                                                     ----------------------------------
                                                     Craig N. Landrum, Incorporator